SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2006, the Compensation Committee of the Board of Directors of CompuCredit Corporation (the “Company”) approved a new compensation package (the “Compensation Package”) for outside directors who are independent in accordance with the Nasdaq and SEC rules governing director independence (“Eligible Directors”).

The Compensation Package, which will become effective January 1, 2007, provides for the following:

•	Each Eligible Director will receive an annual (i) $50,000 cash retainer and (ii) restricted stock award, which will vest in three equal annual installments beginning on the first anniversary of the grant date, with a value of $50,000 on the grant date.

•	Each Eligible Director will receive a $2,500 fee for each board meeting attended in person or by telephone.

•	Each Eligible Director will receive a $1,000 fee for each committee meeting attended in person or by telephone.

•	The Chairman of the Audit Committee will receive an additional annual fee of $15,000.

•	The Chairman of each of the Nominating and Corporate Governance Committee and the Compensation Committee will receive an additional annual fee of $5,000.

The above description is qualified in its entirety by reference to the Outside Director Compensation Package, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Outside Director Compensation Package

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: November 9, 2006	By:	/s/ J. Paul Whitehead, III
	Name:	J. Paul Whitehead, III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Form 8-K

November 9, 2006

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Outside Director Compensation Package	X